EXHIBIT 99.1

Valpey-Fisher Corporation Reports Fourth Quarter and Year End Results


    HOPKINTON, Mass.--(BUSINESS WIRE)--April 3, 2007--Valpey-Fisher Corporation (AMEX:VPF), a provider of frequency control devices, including quartz crystals and oscillators, reported today its financial results for the 4th quarter and year ended December 31, 2006.

    Michael J. Ferrantino, President and Chief Executive Officer said, "We are very pleased to report our 4th quarter operating metrics improved over the same period last year.

    -- New orders totaled $3,096,000, a 28% increase over the $2,426,000 in Q4 of 2005.

    --  Revenue increased 19% from $2,610,000 in 2005 to $3,107,000 in
        Q4 of 2006.

    -- Gross profit grew to $1,324,000 in Q4 of 2006 from $826,000 in 2005.

    -- Operating income rose to $297,000 compared to $88,000 in Q4 of 2005. The increase in operating income is after the $43,000 of employee stock option expense recognized in Q4 of 2006 as a result of the adoption of SFAS 123R.

    For the 4th quarter ended, we are reporting net earnings from continuing operations of $656,000 or $.15 per share. As a result of a reduction in the valuation allowance for deferred tax assets and the reversal of income tax accruals, income tax expense was reduced by $338,300 or $.08 per share during the current quarter. During the quarter, we recorded an after-tax expense of $180,000 or $.04 per share under Discontinued Operations to reflect the current cost estimate we believe necessary to complete the environmental remediation required. In total, we reported net earnings of $476,000 or $.11 per share in the current quarter versus $7,000 or $.00 per share in the comparable quarter of 2005."

    Mr. Ferrantino continued, "For the year, new orders increased about 10% to $12,300,000 from $11,200,000 in 2005, our gross profit percentage increased to 38% versus 33% in 2005, and operating income increased $141,000 or 40% over the 2005 amount. This operating income increase is after our planned increases in R&D and marketing expenses of about $220,000 and the $170,000 effect of SFAS 123R employee stock option expense. We also continued to strengthen our balance sheet in 2006. Our cash increased $1.3 million to $9.2 million and we reduced our inventory balance 21% or $218,000. Finally, our equity per share grew from $2.59 in 2005 to $2.81 at the end of 2006 or $.22-- an 8.5%
increase."

    In closing, Mr. Ferrantino said, "Looking forward to 2007, we are well positioned to continue to grow our business. As a result of improved new orders in the last half of 2006, our scheduled backlog going into 2007 is over $2 million--the highest in several years. In addition, sampling activity for our new products is up by 30% over the previous year. Our sales force continues to work with our existing customers to try to increase our share of their business, while at the same time they are seeking to add new accounts.

    While an increase in capital spending for the telecommunications market infrastructure remains extremely difficult to predict, we have a number of new product designs available to meet the communications needs for the next generation products. We, therefore, believe even if telecommunications' spending remains flat, we will grow in 2007. Our team remains motivated and dedicated to profitably grow Valpey Fisher and we will continue to develop products that meet customer's future requirements."

    Forward-Looking Statements

    Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to continue to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, the ability to limit the amount of the negative effect on operating results caused by pricing pressure, and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act.


Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per
 share data)                       Unaudited            Audited
                              ------------------- -------------------
                                 Quarter Ended      Year      Ended
                              ------------------- --------- ---------
                              12/31/06  12/31/05  12/31/06  12/31/05
                              --------- --------- --------- ---------

Net sales                       $3,107    $2,610   $11,782   $11,427
Cost of sales                    1,783     1,784     7,314     7,613
                              --------- --------- --------- ---------
   Gross profit                  1,324       826     4,468     3,814

Selling and advertising
 expenses                          495       307     1,718     1,428
General and administrative
 expenses                          429       327     1,777     1,684
Research and development
 expenses                          103       104       482       352
                              --------- --------- --------- ---------
                                 1,027       738     3,977     3,464
                              --------- --------- --------- ---------
   Operating profit                297        88       491       350

Other income, net                  106        51       287       148
                              --------- --------- --------- ---------
Earnings from continuing
 operations before income
 taxes                             403       139       778       498
Income tax (expense) benefit
 (1)                               253       (72)       71      (194)
                              --------- --------- --------- ---------
Earnings from continuing
 operations                        656        67       849       304
(Loss) from discontinued
 operations, net of income
 tax benefit                      (180)      (60)     (180)      (60)
                              --------- --------- --------- ---------
Net earnings                      $476        $7      $669      $244
                              ========= ========= ========= =========


Basic and diluted earnings
 (loss) per share:
  Continuing operations          $0.15     $0.01     $0.20     $0.07
  Discontinued operations        (0.04)    (0.01)    (0.04)    (0.01)
                              --------- --------- --------- ---------
                                 $0.11     $0.00     $0.16     $0.06
                              ========= ========= ========= =========


Basic weighted average shares    4,257     4,247     4,253     4,240
Diluted weighted average
 shares                          4,263     4,302     4,261     4,308

(1) The 2006 quarter and year tax expense was reduced by $338,300 or $.08 per share as a result of the reduction in the valuation allowance for deferred tax assets and the reversal of income tax accruals.

Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
(in thousands)
                                                    (Audited)(Audited)
                                                    12/31/06 12/31/05
                                                    ------------------
ASSETS
   Current assets:
      Cash and cash equivalents                       $9,184   $7,920
      Receivables, net                                 1,614    1,495
      Inventories, net                                   810    1,028
      Deferred income taxes and other current assets     867      653
                                                    ------------------
        Total current assets                          12,475   11,096
                                                    ------------------
   Property, plant and equipment, at cost             10,719   10,927
    Less accumulated depreciation                      8,826    8,559
                                                    ------------------
                                                       1,893    2,368
                                                    ------------------
   Other assets                                          161      153
                                                    ------------------
                                                     $14,529  $13,617
                                                    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                                $2,323   $2,205
   Deferred income taxes                                 343      448
   Stockholders' equity                               11,863   10,964
                                                    ------------------
                                                     $14,529  $13,617
                                                    ==================


    CONTACT: Valpey-Fisher Corporation
             Michael J. Kroll, 508-435-6831 ext.600
             Vice President, Treasurer and Chief Financial Officer